       1                                                    Exhibit 4(j)


                  AMENDMENT NUMBER ONE TO RIGHTS AGREEMENT



          Reference is made to that certain Rights Agreement, dated as of August 2, 1990, between MCDONNELL DOUGLAS CORPORATION, a Maryland corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation (the "Rights Agent").


                             W I T N E S S E T H


          WHEREAS, on October 28, 1994, the Board of Directors of the Company authorized and declared a 3-for-1 stock split (the "1994 Stock Split") to be effected by the payment of a stock dividend of two shares of the Company's common stock, $1.00 par value ("Common Stock"), on each outstanding share of Common Stock at the close of business on December 2, 1994; and

          WHEREAS, on October 28, 1994, the Board of Directors of the Company authorized and directed the Company to amend the terms of the Rights Agreement to (1) extend the Final Expiration Date (as defined in the Rights Agreement) from August 2, 2000 to December 31, 2004; and (2) change the Purchase Price (as defined in the Rights Agreement) from $200 to $125 after giving effect to the 1994 Stock Split; and

          WHEREAS, the Company desires to make certain conforming changes and certain other minor amendments to the Rights Agreement to help eliminate certain ambiguities therein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree that the Rights Agreement is amended as follows:

     1. Section 7(a) of the Rights Agreement is hereby amended by deleting from the last sentence thereof the words "August 2, 2000" and inserting in its place the words "December 31, 2004". The last sentence of Section 7(a) shall hereafter read as follows: "The 'Final Expiration Date', as used in this Agreement, shall be December 31, 2004".

     2. Section 7(b) of the Rights Agreement is hereby amended by deleting from the third line thereof the words "initially be $200" and inserting in its place the words "be $125". Section 7(b) of the Rights Agreement shall hereafter read in its entirety as follows:

              "(b)  The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall be $125, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

     3. Section 11(p) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

              "Notwithstanding clause (y) in the first sentence of this
               Section 11(p), the number of one one-hundredths of a share of Preferred Stock purchasable after the three-for-one stock split declared by the Board of Directors of the Company on October 28, 1994, upon proper exercise of each Right, shall continue to be one. The preceding sentence shall not operate to eliminate the adjustment provided in clause (y) in the first sentence of this Section 11(p) with respect to any event described in such first sentence occurring after such stock split."

     4. Section 3(c) of the Rights Agreement is hereby amended such that the first sentence of the legend set forth in such section shall be amended to read in its entirety as follows:

              "This certificate also evidences and entitles the holder
               hereof to certain Rights as set forth in a Rights Agreement ("Rights Agreement") dated as of August 2, 1990 and amended as of January 3, 1995, between McDonnell Douglas Corporation (the "Company") and First Chicago Trust Company of New York (the "Rights Agent"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company."

          Notwithstanding the foregoing amendment, any certificate of Common Stock, bearing the legend as previously set forth in the Rights Agreement, issued prior to the date hereof, shall be valid in all respects and shall represent the Rights in the same manner and under the same circumstances as if the proper legend were inscribed thereon, without any need or requirements for amendment or change to any such certificate. Any certificate of Common Stock, bearing the legend as previously set forth in the Rights Agreement, issued following the date hereof and prior to the time when certificates of Common Stock bearing the new legend become available, shall also be valid in all respects and shall represent the Rights in the same manner and under the same circumstances as if the proper legend were inscribed thereon, without any need or requirements for amendment or change to any such certificate.

     5. Exhibit B to the Rights Agreement is hereby amended such that the first sentence shall read in its entirety as follows:

              "This certifies that ___________________, or registered
               assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement ("Rights Agreement") dated as of August 2, 1990 and amended as of January 3, 1995, between McDonnell Douglas Corporation, a Maryland corporation (the "Company") and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. New York, New York time on the Expiration Date (as such term is defined in the Rights Agreement) at the shareholder services office of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series A Junior Participating Preferred Stock, par value $1.00 per share ("Preferred Stock"), of the Company, at a purchase price of [$125.00] per one one-hundredth of a share (the "Purchase Price") upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed."

     6. (a) Section 11(b) of the Rights Agreement is hereby amended such that the phrase "multiplied by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable" shall be inserted after the first place the phrase "Purchase Price" appears in such section.

          (b) Section 11(c) of the Rights Agreement is hereby amended such that the phrase "multiplied by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable" shall be inserted after the first place the phrase "Purchase Price" appears in such section.

          (c) Section 13(a) of the Rights Agreement is hereby amended such that the phrase "multiplied by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (or if a Section 11(b) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a
          Section 11(b) Event by the Purchase Price in effect immediately prior to such first occurrence)" shall be inserted after the first place the phrase "Purchase Price" appears in such section.

     7. Section 12 of the Rights Agreement is hereby amended such that clause (c) in the first sentence thereof shall read in its entirety as follows:

              "(c) include a brief summary thereof in a mailing to each
               holder of a Right Certificate in accordance with Section 26 hereof, or prior to the Distribution Date, disclose a brief summary in a filing under the Securities Exchange Act of 1934, as amended."

          In all other respects, the Rights Agreement shall remain unchanged and continue in full force and effect in accordance with its terms, as amended herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to Rights Agreement to be duly executed as of January 3, 1995.



Attest:                                   MCDONNELL DOUGLAS CORPORATION


/s/ Arthur D. Jordan                       /s/ Steven N. Frank
---------------------------------------    -------------------------
Name:  Arthur D. Jordan                    Name:  Steven N. Frank
Title:  Counsel and Assistant Secretary    Title:  Vice President,
                                           Associate General Counsel
                                           and Secretary




Attest:                                   FIRST CHICAGO TRUST COMPANY OF
                                          NEW YORK


/s/ Joanne Gorostiola                     /s/ Ralph Persico
---------------------------------------   ---------------------------------
Name:  Joanne Gorostiola                   Name:  Ralph Persico
Title: Assistant Vice President            Title: Customer Service Officer